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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                  June 25, 2003
                                (Date of report)


                               Pick Ups Plus Inc.
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                   000-28255                 31-12440524
 (State of Incorporation)     (Commission File Number)      (IRS Employer ID)


                         4360 Ferguson Drive, Suite 120
                             Cincinnati, Ohio 45245
                    (Address of principle executive offices)


                                 (513) 398-4344
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS.

SECURED CONVERTIBLE DEBENTURE

To obtain funding for its ongoing operations Pick-Ups Plus Inc. (the "Company") entered into a Securities Purchase Agreement with one accredited investor on June 25, 2003 for the sale of $180,000 in convertible debentures. To date, the investor has provided the Company with an aggregate of $100,000, and is required to provide us with an additional $80,000 in funding upon obtaining shareholder approval authorizing an increase in the Company's authorized shares of common stock and filing of a registration statement with the Securities Exchange Commission registering the shares of common stock underlying the convertible debentures.

The debentures issued pursuant to the June 2003 Securities Purchase Agreements bear interest at 5%, mature two years from the date of issuance, and are convertible into our common stock, at the investor`s option at anytime within 90 days from June 25, 2003, at the lower of the following:

     o    $0.03; or


     o eighty percent (80%) of the average of the three (3) lowest daily volume weighted average prices of the common stock for the five (5) trading days immediately preceding the conversion date.

The full principal amount of the convertible debentures are due upon default under the terms of convertible debentures. The Company is obligated to register the resale of the conversion shares issuable upon conversion of the debenture under the Securities Act of 1933, as amended, no later than thirty (30) days from July 26, 2003.

EQUITY LINE OF CREDIT

On June 25, 2003, the Company entered into an equity line of credit with one investor. Pursuant to the equity line of credit, the Company may, at its discretion, periodically sell to the investor shares of common stock for a total purchase price of up to $2,000,000. For each share of common stock purchased under the equity line of credit, the investor will pay 95% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. The investor, Cornell Capital Partners, LP is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners, LP will retain 7% of each advance under the equity line of credit. In addition, the Company engaged Katalyst Securities LLC, a registered broker-dealer, to advise us in connection with the equity line of credit. For its services, Katalyst Securities LLC received 588,235 shares of our common stock. The Company is obligated to prepare and file with the Securities and Exchange Commission a registration statement to register the resale of the shares issued under the equity line of credit agreement prior to the first sale to the investor of the Company's common stock.

INCREASE IN THE COMPANY'S AUTHORIZED COMMON STOCK

The Company intends to file an information statement with the Securities and Exchange Commission to amend the Company's Certificate of Incorporation to increase the number of shares of common stock that the Company is authorized to issue from 100,000,000 to 250,000,000 shares. A majority of the Company's shareholders have authorized the increase in its authorized common stock on June 23, 2003.

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ITEM 7(c).  EXHIBITS.

EXHIBIT NO.       DESCRIPTION


4.1 Securities Purchase Agreement, dated June 25, 2003, by and among Pick-Ups Plus, Inc. and Cornell Capital Partners, LP.

4.2  Secured Convertible Debenture, dated June 25, 2003.

4.3 Investor Registration Rights Agreement, dated June 25, 2003, by and among Pick-Ups Plus, Inc. and Cornell Capital Partners, LP.

4.4 Pledge Agreement, dated June 25, 2003, given by Merritt Jesson in favor of Cornell Capital Partners, LP.

4.5 Escrow Agreement, dated June 25, 2003, by and between Pick-Ups Plus, Inc. and Cornell Capital Partners, LP in connection with the Securities Purchase Agreement.

4.6 Equity Line of Credit Agreement, dated June 25, 2003, between Cornell Capital Partners, LP and Pick-Ups Plus, Inc.

4.7 Registration Rights Agreement, dated June 25, 2003, by and between Pick-Ups Plus, Inc. and Cornell Capital Partners, LP.

4.8 Escrow Agreement, dated June 25, 2003, by and between Pick-Ups Plus, Inc. and Cornell Capital Partners, LP in connection with the Equity Line of Credit of Credit Agreement.

4.9 Placement Agent Agreement, dated June 25, 2003, by and between Pick-Ups Plus, Inc., Cornell Capital Partners, LP and Katalyst Securities LLC.

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                                    SIGNATURE

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                          Pick-Ups Plus, Inc.



Date: July 2, 2003                        /s/ Robert White
                                          ------------------------------
                                          By: Robert White
                                          Title: Chief Financial Officer


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